PROSPECTUS


                                4,734,662 SHARES

                               TELEGEN CORPORATION

                                  COMMON STOCK

     This Prospectus may be used for the offer and sale, from time to time, of up to 4,734,662 shares (the "Shares") of common stock of Telegen Corporation, a California Corporation (the "Company" or "Telegen"), for the account of the security holders identified below (the "Security Holders"), who received certain securities convertible into the Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof, such Shares to be received in connection with the conversion of Promissory Notes, and the exercise of the $0.01 Warrants, the $4.00 Warrants and the $2.25 Warrants as more fully described under the section entitled, "The Company" herein. The Company will not receive any proceeds upon conversion of the Promissory Notes, and will receive up to $6,000 on exercise of the $0.01 Warrants, up to $2,000,000 upon exercise of the $4.00 Warrants and up to $225,000 upon exercise of the $2.25 Warrants. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         The Company is listed on the OTC Bulletin Board for trading of its Common Stock under the symbol "TLGN."

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         See "Risk  Factors" on page 7 for a discussion of certain  factors that should be considered by prospective purchasers of the shares offered hereby.

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    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                  The date of this Prospectus is April 23, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. In addition, the Commission maintains a Website (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval system.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares covered by this prospectus, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Report on Form 8-K filed with the Commission on January 15, 1995, (ii) the Company's Report on Form 8-K filed with the Commission on March 24, 1998, and (iii) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on April 15, 1998.

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         All  reports  and other  documents  subsequently  filed by the  Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Investor Relations at the Company's principal executive offices at 101 Saginaw Drive, Redwood City, CA 94063 or by telephone at (650) 261-9400.

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


                                   THE COMPANY

         Telegen Corporation ("Telegen" or the "Company") is a diversified, high technology company with products, both developed and in development, in the telecommunications, Internet hardware and flat panel display markets. At present, Telegen is organized into two subsidiaries and one division. Telegen Display Laboratories, Inc. ("TDL"), a California corporation and a controlled second tier subsidiary of the Company, has developed a low-cost flat panel technology to compete with other types of flat panel displays. Telegen Communications Corporation ("TCC"), a California corporation and a wholly-owned subsidiary of the Company, formerly developed, manufactured and marketed a line of internet products and intelligent telecommunications which provide additional features to existing telephone equipment used by consumers and small businesses. All of the assets of TCC were sold on April 1, 1998. The Telegen Laboratories division is a research organization which develops new products and technologies which are then manufactured and marketed through one of the operating divisions or subsidiaries. Telegen's corporate offices are located at 101 Saginaw Road, Redwood City, CA 94063, (650) 261-9400.

         Common Stock Subscription. In August 1997, the Company initiated a private offering on a subscription basis of 222,222 shares of its common stock, no par value (the "Common Stock") to accredited investors (the "Common Investors"), as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act"), at a per-share price of $2.25 (the "Common Offering"). As of September 30, 1997, the Company had closed the Common Offering and had sold 220,404 shares of Common Stock pursuant thereto.

         In connection with the Common Offering, the Company also delivered to certain of the Common Investors an aggregate of 50,000 warrants to purchase one share of Common Stock at a $0.01 per share (each a "0.01 Warrants"). The $0.01 Warrant have a four-year term from the date of issuance and are exercisable immediately upon issuance. The Company has the right to force the exercise of the $0.01 Warrants at any time after their issuance.

         On March 19, 1998, the Company made available to the Common Investors an exchange offer for the Common Stock purchased thereby (the "Exchange Offer"). Under the Exchange Offer, the Common Investors were offered convertible subordinated promissory notes (the"Notes") for their shares of Common Stock with a face value equal to the number of shares of Common Stock tendered under the Exchange Offer multiplied by the five-day average of the Company's closing trading prices on the OTC Bulletin Board prior to March 17, 1998 (the "Conversion Price"). The Notes have a one-year term with a six percent (6%) balloon interest payment due at the end of the term of the Note. The Notes are subordinated to all other existing debt of the Company, both as to interest payment and upon liquidation. The Notes are also convertible to Common Stock at any time by a holder thereof, such number of Shares of Common Stock to be determined by dividing the amount of face value of the Note tendered by the Conversion Price. The Company may prepay the Notes at any time after giving fifteen (15) days prior written notice to holders thereof.

         Under the Exchange Offer, 109,293 Shares were exchanged for Notes by the Common Investors. The Notes issued to the Common Investors are "restricted securities" as that term is defined in Rule 144

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of the Act ("Rule  144").  The  Registration  Statement  is used to register the issuance of Common Stock, if any, upon conversion of the Notes and upon exercise of the Warrants.

         Common Stock and Warrants Subscription. On October 7, 1997, Telegen initiated a private offering on a subscription basis of up to 500,000 units (each, a "Unit") to accredited investors (the "Unit Investors"), as that term is defined in Rule 501(a) of the Act, with a purchase price per Unit of $2.00 (the "Unit Offering"). Each Unit consisted of (i) one share of Common Stock, (ii) a $0.01 Warrant, and (iii) a warrant to purchase one share of the Company's Common Stock at a $4.00 per share exercise price (each, a "$4.00 Warrant," the $0.01 Warrants and the $4.00 Warrants are collectively the "Warrants"). As of October 21, 1997 the Unit Offering was fully subscribed. As part of the consideration for placing the Units and for fully subscribing the Unit Offering, the Company issued Capitol Bay Securities, the placement agent for the Offering ("CBS"), 50,000 $0.01 Warrants.

         Units purchased under the Unit Offering and the $0.01 Warrants issued to CBS are subject to lock up provisions which limit the ability of a holder of Common Stock or to sell Common Stock received upon exercise of the Warrants. The purchased Units are divided into four (4) equal groups (each, a "Group"), each having a separate lock-up period (the "Lock-Up Period") for the resale of Common Stock purchased and the sale of Common Stock upon exercise of the Warrants. The Lock-Up Period for each Group expires on January 1, 1998, April 1, 1998, July 1, 1998 and October 1, 1998, respectively.

         The $4.00 Warrants have a four-year term from the date of issuance and are exercisable immediately upon issuance. The Company has the right to force the exercise of the $4.00 Warrants after the Company's Common Stock trades for twenty (20) trading days at $6.00 or more.

         The Company made the Exchange Offer available to the Unit Investors. Under the Exchange Offer, 800,000 Shares were exchanged for Notes by the Unit Investors. The Notes and the Warrants issued to CBS are "restricted securities" as that term is defined in Rule 144. The Registration Statement is used to register the issuance of the Common Stock, if any, to the Unit Investors upon conversion of the Notes and upon exercise of the Warrants.

         TSC Block Purchase. On October 23, 1997, TSC, LLC, a Delaware limited liability company ("TSC") entered into an amended and restated stock purchase agreement with Jessica L. Stevens, an affiliate of the Company ("Stevens") for the purchase of 550,000 shares of Common Stock in a private transaction. The purchase price for each share of Common Stock under the Purchase Agreement was $1.73 for a total purchase price of $951,500 payable $250,000 in cash and $701,500 in the form of a promissory note. The Company made the Exchange Offer available to TSC which converted 550,000 Shares of Common Stock held thereby for the Notes. The Notes held by TSC are "restricted securities" as that term is defined in Rule 144 and this Registration Statement is used to register the issuance of Common Stock, if any, to TSC upon the conversion of such Notes by TSC.

         Convertible Promissory Notes and Warrants Subscription. On November 26, 1997, Telegen initiated a private offering on a subscription basis of up to 20 units (each, a "Note Unit") to accredited investors (the "Note Unit Investors"), as that term is defined in Rule 501(a) of the Act, with a purchase price per Unit of $50,000 (the "Note Unit Offering"). Each Note Unit consisted of (i) a convertible promissory note with a face value of $50,000 (each a "Unit Note") and (ii) a warrant to purchase 10,000

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shares of Common  Stock,  at a $2.25 per  share  exercise  price  (each a "$2.25
Warrant"). As of November 26, 1997, the Company sold ten (10) Note Units. As part of the consideration for placing the Note Units, Capitol Bay Securities, the Company's placement agent for the Units ("CBS") received a warrant to purchase 80,000 shares of Common Stock for every $500,000 of Note Units sold; such warrant has the same terms as the $2.25 Warrants.

         Each Unit Note has an 18-month term from the date of issuance and carries simple interest at 6% per annum, payable at the Company's discretion in cash or stock and is convertible into Common Stock at a conversion price of the lesser of (i) $2.75 or (ii) seventy-five percent (75%) of the lowest NASDAQ trading price over a five (5), ten (10) or twenty (20)-day period prior to the date of conversion, as applicable, depending upon the date of conversion. At maturity each Note automatically converts to Common Stock. Each $2.25 Warrant has a four-year term from issuance, is immediately exercisable and may be exercised on a "cashless" or "net-exercise" basis.

         The Unit Notes and the $2.25 Warrants are "restricted securities" as that term is defined in Rule 144 and the Registration Statement is used to register the issuance of Common Stock, if any, to the Note Unit Investors upon conversion of the Notes to Common Stock and the issuance of Common Stock upon exercise of the $2.25 Warrants.

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


                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and "The Company" as well as those discussed elsewhere in this Prospectus.

Telegen's Capital Needs

         Telegen's current working capital is very limited. The Company has a limited amount of readily available funds to cover immediate working capital needs such as employee wages, wage taxes, social security taxes, and lease payments. There can be no assurance that the Company will be able to obtain such funding on acceptable terms, or if at all to meet its immediate capital demands. If adequate funds are not available as required, Telegen will not be able to continue operations. In connection with the Company's financial condition, the Company's independent accountants have included in their report (See--Experts) an expalantory paragraph related to the Company's ability to continue as a going concern. Assuming Telegen can obtain adequate short-term capital, Telegen's future capital requirements will depend upon many factors, including the extent and timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development, Telegen's operating results and the status of competitive products. Additionally, Telegen's general working capital needs will depend upon numerous factors, including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations. Although Telegen believes it will obtain significant additional funding through 1998, there can be no assurance that Telegen will be able to obtain such funding or that it will not require additional funding, or that any additional financing will be available to Telegen on acceptable terms, if at all to meet its capital demands through 1998. If adequate funds are not available as required, Telegen's results of operations will be materially adversely affected. Telegen believes it requires substantial capital to complete development of a finished prototype of its flat panel display technology, and that additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

History of Telegen Operating Losses; Accumulated Deficit and Minimum Revenues

         Telegen's predecessor, Telegen Communications Corporation ("TCC"), was incorporated in 1990 and first shipped products in 1991. Telegen has been engaged in lengthy development of its products and has incurred significant operating losses in every fiscal year

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since its  inception.  The  cumulative  net loss for the period  from  inception through September 30, 1997 was $18,404,757. In order to become profitable, Telegen must increase sales of its existing products, develop, commercialize and sustain volume manufacturing of its flat panel products, develop new products for new and existing markets, manage its operating expenses and expand its distribution capability. There can be no assurance that Telegen will meet and realize these objectives or ever achieve profitability.

Litigation

         The  Company  and its  Telegen  Display  Laboratories  Inc.  subsidiary
("TDL") are named defendants in a complaint (the "Complaint") filed January 7, 1998 in Superior Court, San Mateo County, filed by IPC Corporation, Ltd., Transtech Electronics, PTE, LTD., and IPC Transtech Display PTE, LTD (collectively, the "Plaintiffs"). The Complaint alleges that the Company committed material misrepresentations when the Company sold TDL Common Stock to the Plaintiffs for $5,000,000 on May 30, 1996. Additional named defendants include Jessica L. Stevens, Warren M. Dillard, Bonnie Crystal, and William J.P. Weiland, all former officers of the Company. The Plaintiffs seek recision of the original purchase, complete restitution of the $5,000,000, interest, punitive damages, costs and attorneys' fees. Neither the Company nor TDL has been served with the Complaint and no action has been initiated against the Company beyond filing the Complaint. The Company believes that the Complaint is without merit and intends to vigorously defend such matter. To the extent the Plaintiffs were to succeed in this matter, Telegen's results of operations and financial condition would be materially adversely affected.

Telegen's Exposure to Technological and Market Change; Difficulty in Developing Flat Panel Technology

         The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable to do so, Telegen's results of operations will be materially adversely affected.

         With regard to its flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with Telegen's technology. The Company has not finished the development of a completed prototype of the HGED flat panel display technology. The Company believes it can successfully scale its HGED flat panel display technology to 10.5 inch diagonal displays. At present, the Company does not believe that scalability of this generation of its technology beyond such levels is feasible. However, the Company does have preliminary design concepts for a second generation of its technology which might provide additional scalability. There can be no assurance that Telegen will be successful in the development of its flat panel technology or that Telegen will not encounter technical or other serious difficulties in its development, commercialization or volume manufacturing which would be materially adverse to Telegen's results of operations.

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Telegen's Dependence Upon Key Personnel

         Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Telegen can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telegen's results of operations.

         Telegen has entered into agreements with each of its executive officers (as well as all other full-time employees) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the officer's work for Telegen.

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


Flat Panel Competition; Flat Panel Patent(s)

         The market for flat panel displays is dominated by major Japanese companies such as Sharp Electronics, Toshiba and Sony. Telegen expects this competition to continually increase. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Flat panel displays manufactured utilizing AMLCD technology have been in production for almost 10 years and have proven market acceptance. New technologies, such as FED and Color Plasma, are in development by a number of potential competitors, some of whom have greater financial resources than Telegen. Telegen does not own or lease a manufacturing facility for, and has not begun the process of, volume manufacturing of flat panel displays. There can be no assurance that Telegen's HGED technology can compete successfully on a cost or display quality basis with these other technologies. Further, there can be no assurance that Telegen's efforts to obtain patent protection for its HGED technology will be successful or, if patent protection is obtained, that Telegen's patent(s) will provide adequate protection.

Telegen's Dependence Upon Limited Number of Manufacturing Sources and Component Suppliers

         Telegen currently relies upon a limited number of manufacturing sources for its telecom production capability. Although Telegen is currently seeking to qualify alternative sources of supply, Telegen has not yet contracted for alternative suppliers to perform such manufacturing activities. In the event of an interruption of production or delivery of supplies, Telegen's ability to deliver its products in a timely fashion would be compromised, which would be materially adverse to Telegen's results of operations. Certain components used in Telegen's telecommunications products, such as microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. Telegen anticipates that, as it begins manufacture of other products, it will encounter similar limitations regarding the components for those products. Telegen's inability in the future to obtain sufficient limited-source components for its telecommunications and other products, or to develop alternative sources, could result in delays in product introductions or shipments, which could have a material adverse effect on Telegen's results of operations.

Telegen's Need to Develop Marketing Experience

         Telegen has limited marketing experience, and expanding Telegen's markets will require significant expenses, including additions to personnel. There can be no assurance that Telegen will have all the capital resources necessary to expand its sales and marketing operations, or that Telegen's attempts to expand its sales and marketing efforts will be successful.

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Intellectual Property

         Telegen relies on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to those of Telegen. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telegen. One such matter was recently dismissed without prejudice to the Company but there is no assurance that more claims will not be initiated from litigants with more resources than Telegen. There is no assurance that Telegen will prevail in such litigation seeking damages or an injunction against the sale of Telegen's products or that Telegen will be able to obtain any necessary licenses on reasonable terms or at all.

Listing of the Company's Stock on the OTC Bulletin Board

         The Company currently trades its stock on the OTC Bulletin Board (the "OTC BB"). The OTC BB is a real-time electronic quotation service for over-the-counter securities. The OTC BB is not an automated quotation system and is characterized by low volume of trading. There is no assurance that the OTC BB can or will provide sufficient liquidity to holders of the Company's Common Stock. The Company was trading on the Nasdaq SmallCap Market until January 22, 1998 and intends to return to it as soon as it meets the listing and maintenance requirements. On February 22, 1998, Nasdaq raised such listing and maintenance requirements. There can be no assurance that trading on the OTC BB will provide investors with sufficient liquidity for the purchase and sale of the Common Stock or that the Company will be able to meet the higher Nasdaq SmallCap Market ("SmallCap") listing and maintenance requirements that have been in effect since February 22, 1998, in the near future, or if at all, or that if the Company does meet the SmallCap requirements that a broad trading market will develop in the Common Stock.

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                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the conversion of the Notes by the Security Holders. The Company will receive up to $6,000 from exercise of the $0.01 Warrants up to $2,000,000 from exercise of the $4.00 Warrants and up to $225,000 from the exercise of the $2.25 Warrants. The Company intends to use the proceeds of $2,231,000 from exercise of the Warrants for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

         This Prospectus registers 4,734,662 shares of Common Stock to be issued upon the conversion of the Notes by the various security holders described herein and 905,000 shares of Common Stock to be issued upon exercise of the $0.01 warrants, $2.25 Warrants, and $4.00 Warrants by the various security holders described herein.

         Registrant hereby represents that it has furnished the Security Holders with written material containing the information required by rule 14a-3(b) under the securities and Exchange Act of 1934, as amended, and items 401, 401 and 403 of Regulation S-K of the Securities Act of 1933, as amended.

         Upon conversion of the Notes or exercise of the Warrants, the holders thereof shall receive registered Common Stock from the Company, which may be sold in any one or more transactions on the OTC BB, or any exchange on which the Common Stock may then be listed in the over-the-counter market or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The following table sets forth as of March 24, 1998 the number of Common Stock to be issued upon the Conversion of the Notes or exercise of the Warrants by the Security Holders.


                                                                Shares of Common Stock to be Issued Upon
               Name of Security Holder                    Conversion of the Notes or Exercise of the Warrants
               -----------------------                    ---------------------------------------------------

Exercise of Warrants
--------------------

Elara Ltd.                                                                         375,000
Porter Partners L.P.                                                               100,000
Gruber & McBain International                                                       30,000
Lagunitas Partners, L.P.                                                           120,000
Capitol Bay Securities                                                             130,000
James C. and Nancy P. Foley Co-Ttees                                                18,488
   Foley Family Trust Dtd. 3/7/91
Jeffrey W. Gardiner                                                                  3,807
Blanche L. Gardiner & Jeffrey W. Gardiner, TTEES                                     3,754
   Blanche Laurent Gardiner Trust U/A/D 7/13/89
Jeffrey W. Gardiner & Bonnie B. Gardiner JTWROS                                      6,100
Thomas E. Kees                                                                       4,701
Stephen C. Kircher                                                                   6,100

                                                                Shares of Common Stock to be Issued Upon
               Name of Security Holder                    Conversion of the Notes or Exercise of the Warrants
               -----------------------                    ---------------------------------------------------

Exercise of Warrants
--------------------

Richard J. Wentz & Carol Wentz, JTWROS                                               1,410
R. Wentz Construction, Inc. Profit Sharing Plan                                      2,350
Witz Products, Inc. Profit Sharing Plan                                              3,290
Augustine Fund, L.P.                                                                59,000
Triton Private Equities Fund, L.P.                                                  41,000
                                                                                    ------
                                                                                   905,000

Sub-Total

Conversion of Notes
-------------------

TSC LLC                                                                            550,000
Elara Ltd.                                                                         750,000
Porter Partners L.P.                                                                50,000
James C. and Nancy P. Foley Co-Ttees                                                40,414
   Foley Family Trust Dtd. 3/7/91
Jeffrey W. Gardiner                                                                  8,321
Blanche L. Gardiner & Jeffrey W. Gardiner, TTEES                                     8,206
   Blanche Laurent Gardiner Trust U/A/D 7/13/89
Jeffrey W. Gardiner & Bonnie B. Gardiner JTWROS                                     13,334
Thomas E. Kees                                                                      10,275
Stephen C. Kircher                                                                  13,334
Richard J. Wentz & Carol Wentz, JTWROS                                               3,081
R. Wentz Construction, Inc. Profit Sharing Plan                                      5,136
Witz Products, Inc. Profit Sharing Plan                                              7,192
Augustine Fund, L.P. (1)                                                         1,398,518
Triton Private Equities Fund, L.P. (2)                                             971,851
                                                                                 ---------
Sub-Total                                                                        3,829,662

Total
                                                                                 4,734,662

-----------------------------------

(1) 1,398,518 shares to be issued upon conversion of Promissory Notes held thereby by taking the $295,000 face value and dividing by $0.2109375 (75% x lowest trading price on Nasdaq as of the date hereof ($0.28125)).

(2) 971,851 shares to be issued upon conversion of Promissory Notes held thereby by taking the $205,000 face value and dividing by $0.2109375 (75% x lowest trading price on Nasdaq as of the date hereof ($0.28125)).


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the securities offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                     EXPERTS

         The consolidated balance sheets of Telegen as of December 31, 1997 and 1996, and the consolidated statements of operations, shareholders' equity/(deficit), and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement from the Form 10-K for the fiscal year ended December 31, 1997, have been incorporated herein in reliance on the report, which includes an explantory paragraph related to Telegen's ability to coninue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information .....................................................    2
Incorporation of Certain Documents by Reference ...........................    2
The Company ...............................................................    4
Risk Factors ..............................................................    7
Use of Proceeds ...........................................................   12
Plan of Distribution ......................................................   12
Legal Matters .............................................................   14
Experts ...................................................................   14

                         -----------------------------

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus, create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

================================================================================



================================================================================

                                4,734,662 Shares


                                     TELEGEN
                                   CORPORATION


                                  Common Stock


                                   PROSPECTUS


                                 April 23, 1998

================================================================================